Exhibit 3.367

State of Delaware Secretary of State Division of Corporations Delivered 01:16 PM 05/13/2016 FILED 01:16 PM 05/13/2016 SR 20163188586 - File Number 2985020

CERTIFICATE OF FORMATION

OF

NAVISITE LLC

This Certificate of Formation of NaviSite LLC (the “Company”) is being executed by the undersigned, an authorized person, for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act (6 Del.C. §18-101, et seq.).

1.	The name of the limited liability company is NaviSite LLC.

2.	The address of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801. The name of the Company’s registered agent at such address is The Corporation Trust Company.

3.	This Certificate of Formation shall be effective as of 11:59 p.m. on May 13, 2016.

IN WITNESS WHEREOF, the undersigned, an authorized person, has executed this Certificate of Formation this 13th day of May, 2016.

By:	/s/ Martina Davis
Martina Davis
Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 11:18 AM 05/17/2016 FILED 11:18 AM 05/17/2016 SR 20163294919 - File Number 2985020

STATE OF DELAWARE

CERTIFICATE OF MERGER OF A

DOMESTIC CORPORATION INTO

A DOMESTIC LIMITED LIABILITY COMPANY

Pursuant to Title 8, Section 264 of the Delaware General Corporation Law and

Title 6, 18-209 of the Delaware Limited Liability Company Act.

NaviSite LLC, a Delaware limited liability company, hereby certifies as follows:

First:	The name of the surviving limited liability company is NaviSite LLC, a Delaware limited liability company.

Second:	The name of the corporation being merged into the surviving limited liability company is Clearblue Technologies/Dallas, Inc., a Delaware corporation.

Third:	The agreement of merger has been approved, adopted, executed and acknowledged by each of the business entities which is to merge.

Fourth:	The merger shall become effective as of 11:32 p.m. on May 17, 2016.

Fifth:	The agreement of merger is on file at a place of business of NaviSite LLC, the surviving Delaware limited liability company, and the address thereof is c/o Time Warner Cable Inc., 60 Columbus Circle, New York, NY 10023.

Sixth:	A copy of the agreement of merger will be furnished by the surviving limited liability company, on request and without cost, to any stockholder of any domestic corporation or any person holding an interest in any other business entity which is to merge.

IN WITNESS WHEREOF, NaviSite LLC, the surviving limited liability company, has caused this certificate to be signed by an authorized person, this 13th day of May, 2016.

NAVISITE LLC, a Delaware limited liability company

By:	/s/ David A. Christman
David A. Christman
Senior Vice President and Secretary